Exhibit No. EX-99(i)

[LETTERHEAD]

                                February 21, 2006

Gartmore Mutual Funds
1200 River Road, Suite 1000
Conshohocken, PA  19428

         Subject: GARTMORE MUTUAL FUNDS, A DELAWARE STATUTORY TRUST (THE
                  "TRUST")--POST-EFFECTIVE AMENDMENT NO. 74, AMENDMENT NO. 75
                  TO REGISTRATION STATEMENT ON FORM N-1A, TO BE FILED UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 (THE "POST-EFFECTIVE AMENDMENT")
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  This opinion is given in connection with the filing of the Post-Effective Amendment relating to an indefinite amount of authorized shares of beneficial interest, no par value, of the series of the Trust listed below.

                  In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004; (ii) the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 2004;
(iii) the Trust's By-Laws; (iv) resolutions of the Trust's Board of Trustees adopted September 30, 2004, and December 2, 2004, and January 12, 2006; and (iv) a Good Standing Certificate, dated January 21, 2006, from the Secretary of State of the State of Delaware.

                  Based upon the foregoing examination, it is our opinion that, upon the effectiveness of the Post-Effective Amendment, the shares of beneficial interest of the following series of the Trust, when issued upon the terms and for the consideration described in the Post-Effective Amendment, will be legally issued, fully paid and non-assessable.

         1.       Gartmore Optimal Allocations Fund:  Aggressive;
         2.       Gartmore Optimal Allocations Fund:  Moderately Aggressive;
         3.       Gartmore Optimal Allocations Fund:  Moderate;
         4.       Gartmore Optimal Allocations Fund:  Specialty;
         5.       Gartmore Bond Fund;
         6.       Gartmore China Opportunities Fund;
         7.       Gartmore Convertible Fund;
         8.       Gartmore Emerging Markets Fund;
         9.       Gartmore Global Financial Services Fund;


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Gartmore Mutual Funds
February 21, 2006
Page 2

         10.      Gartmore Global Health Sciences Fund;
         11.      Gartmore Global Natural Resources Fund;
         12.      Gartmore Global Technology and Communications Fund;
         13.      Gartmore Global Utilities Fund;
         14.      Gartmore Government Bond Fund;
         15.      Gartmore Growth Fund;
         16.      Gartmore High Yield Bond Fund;
         17.      Gartmore International Growth Fund;
         18.      Gartmore Investor Destinations Aggressive Fund;
         19.      Gartmore Investor Destinations Moderately Aggressive Fund;
         20.      Gartmore Investor Destinations Moderate Fund;
         21.      Gartmore Investor Destinations Moderately Conservative Fund;
         22.      Gartmore Investor Destinations Conservative Fund;
         23.      Gartmore Large Cap Value Fund;
         24.      Gartmore Micro Cap Equity Fund;
         25.      Gartmore Mid Cap Growth Fund;
         26.      Gartmore Mid Cap Growth Leaders Fund;
         27. Gartmore Money Market Fund (Service Class, Prime Shares, Institutional Class);
         28.      Gartmore Short Duration Bond Fund;
         29.      Gartmore Enhanced Income Fund;
         30.      Gartmore Nationwide Fund;
         31.      Gartmore Nationwide Leaders Fund;
         32.      Gartmore Small Cap Fund;
         33.      Gartmore Small Cap Leaders Fund;
         34.      Gartmore Tax-Free Income Fund;
         35.      Gartmore U.S. Growth Leaders Fund;
         36.      Gartmore U.S. Growth Leaders Long-Short Fund;
         37.      Gartmore Value Opportunities Fund;
         38.      Gartmore Worldwide Leaders Fund;
         39.      Gartmore Bond Index Fund;
         40.      Gartmore International Index Fund;
         41.      Gartmore Mid Cap Market Index Fund;
         42.      Gartmore S&P 500 Index Fund;
         43.      Gartmore Small Cap Index Fund;
         44.      NorthPointe Small Cap Value Fund; and
         45.      NorthPointe Small Cap Growth Fund.

                  This letter expresses our opinion as to the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.


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Gartmore Mutual Funds
February 21, 2006
Page 3

                  We hereby consent to the use of this opinion as an exhibit to the Post-Effective Amendment.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP


                                          BY:   /S/ BARBARA A. NUGENT
                                                -----------------------------
                                                Barbara A. Nugent, a Partner